                                                                    EXHIBIT 99.1

                 NOBLE CORPORATION
                 13135 SOUTH DAIRY ASHFORD, SUITE 800
                 SUGAR LAND, TX 77478
NEWS             PHONE: 281-276-6100 FAX: 281-491-2092              (NOBLE LOGO)
================================================================================

                    NOBLE REPORTS FIRST QUARTER 2003 RESULTS

         SUGAR LAND, Texas, April 23, 2003 -- Noble Corporation reported net income for the first quarter of 2003 of $39.4 million, or $0.30 per diluted share, on operating revenues of $243.1 million, compared to net income of $51.4 million, or $0.39 per diluted share, on operating revenues of $241.7 million for the first quarter of 2002.

         At March 31, 2003, the Company's consolidated balance sheet reflected $2.03 billion in shareholders' equity, $214.2 million in cash and marketable securities, and $654.6 million in total debt.

         James C. Day, Chairman and Chief Executive Officer, said, "As anticipated, activity in the Gulf continues to remain weak. Further, there are no leading market indicators that would suggest a near-term turnaround in the U.S. Gulf."

         Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in 4,000 feet and greater) accounted for approximately 36 percent of the Company's total offshore contract drilling services revenues for the first quarter of both 2003 and 2002. The Company currently operates five deepwater semisubmersibles in the Gulf of Mexico and one deepwater semisubmersible and three deepwater drillships offshore Brazil. Offshore contract drilling services revenues from international sources accounted for approximately 74 percent and 67 percent of the Company's total offshore contract drilling services revenues for the first quarter of 2003 and 2002, respectively. Results for the first quarter of 2003 were adversely impacted by weaker market conditions in certain international markets, primarily the North Sea and West Africa. The average dayrate for the Company's international rigs was $56,444 in the first quarter of 2003 compared to $62,820 in the first quarter of 2002. Likewise, utilization on these rigs decreased from 93 percent in the first quarter of 2002 to 90 percent in the first quarter of 2003. Utilization and average dayrates on our deepwater assets in the U.S. Gulf of Mexico were also lower in the recent quarter as compared to the first quarter of 2002. Utilization on these units decreased from 91 percent in the first quarter of 2002 to 86 percent in the first quarter of 2003, and the average dayrate decreased 10 percent to $113,845 in the first quarter of 2003. The average dayrate on the Company's domestic jackup rigs was $27,031 in the first quarter of 2003, or five percent lower than the same quarter of last year. Utilization on these units increased to 79 percent in the first quarter of 2003 as compared to 74 percent in the first quarter of 2002. However, the Company had 51 percent fewer available days for domestic jackup rigs during the first quarter of 2003 as compared to the same quarter of last year following the mobilization of six premium jackup units out of this region to Mexico under long-term contracts since September 2002.

         Day said, "The industry should experience improvement in the U.S. Gulf of Mexico activity levels in the fourth quarter, while key international markets will improve throughout the year. OPEC's affirmation of a $25.00 per barrel target price will obviously assist in calming the markets."

         Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company's fleet of 55* offshore drilling units located in key markets worldwide. The Company's fleet of floating deepwater units consists of 13 semisubmersibles and three dynamically positioned drillships, seven of which are designed to operate in water depths greater than 5,000 feet. The Company's premium fleet of 36* independent leg, cantilever jackup rigs includes 22* units that operate in water depths of 300 feet or greater, four of which operate in water depths of 360 feet or greater, and 11 units that operate in water depths up to 250 feet. In addition, the Company's fleet includes three submersible units. Nine of the Company's units are capable of operating in harsh environments. Over 70 percent of the fleet is currently deployed in international markets, principally including the North Sea, Brazil, West Africa, the Middle East, Mexico and India. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management

* The Company also has options to purchase two additional premium, independent leg, cantilever jackup rigs capable of operating in 300 feet of water.

services, and engineering services. The Company's ordinary shares are traded on the New York Stock Exchange under the symbol "NE".

         This news release may contain "forward-looking statements" about the business, financial performance and prospects of the Company. Statements about the Company's or management's plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission.

          Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.


                                       ###

NOBLE CORPORATION AND SUBSIDIARIES
SUMMARY OF RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                          Quarter Ended March 31,
                                         ------------------------
                                            2003           2002
                                         ---------      ---------
Operating Revenues                       $ 243,080      $ 241,734
Operating Costs and Expenses              (189,784)      (171,129)
                                         ---------      ---------
Operating Income                            53,296         70,605
Other Income (Expense), Net                 (9,003)        (8,962)
                                         ---------      ---------
Income Before Income Taxes                  44,293         61,643
Income Tax Provision                        (4,872)       (10,213)
                                         ---------      ---------
Net Income                               $  39,421      $  51,430
                                         =========      =========

Earnings Per Share:
     Basic                               $    0.30      $    0.39
     Diluted                             $    0.30      $    0.39

Weighted Average Shares Outstanding:
     Basic                                 131,785        132,071
     Diluted                               132,978        133,291


---------




NC-284
04/23/03

For additional information, contact:
John T. Rynd, Vice President - Investor Relations, Noble Drilling Services Inc. Noble Corporation, 281-276-6100

                                  (NOBLE LOGO)

                               NOBLE CORPORATION
                          QUARTER ENDED MARCH 31, 2003


                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA

                                NOBLE CORPORATION

                   QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
           QUARTER ENDED MARCH 31, 2003 AND CERTAIN PRECEDING QUARTERS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                  QUARTER ENDED
                                               -------------------------------------------------------------------------------
                                                3/31/03       12/31/02      9/30/02       6/30/02       3/31/02       12/31/01
                                               ---------     ---------     ---------     ---------     ---------     ---------
OPERATING REVENUES:

    Contract drilling services                 $ 216,368     $ 230,810     $ 223,882     $ 234,922     $ 220,805     $ 244,252
    Reimbursables                                 15,856         5,889         5,735         7,248         7,311         4,518
    Labor contract drilling services               6,696         6,164         5,593         6,735         7,924         7,858
    Engineering, consulting and other              4,160         8,244         4,660         4,740         5,694         7,897
                                               ---------     ---------     ---------     ---------     ---------     ---------
                                                 243,080       251,107       239,870       253,645       241,734       264,525
                                               ---------     ---------     ---------     ---------     ---------     ---------

OPERATING COSTS AND EXPENSES:

    Contract drilling services                   123,847       129,231       124,105       121,161       114,132       118,132
    Reimbursables                                 15,198         5,392         5,151         6,254         6,261         4,025
    Labor contract drilling services               5,723         4,847         4,690         5,087         6,327         6,291
    Engineering, consulting and other              4,890         9,882         6,379         5,459         4,904         5,761
    Depreciation and amortization                 33,864        32,235        31,387        31,239        30,293        31,206
    Selling, general and administrative            6,262         6,326         5,230         6,171         9,212         6,328
                                               ---------     ---------     ---------     ---------     ---------     ---------
                                                 189,784       187,913       176,942       175,371       171,129       171,743
                                               ---------     ---------     ---------     ---------     ---------     ---------

OPERATING INCOME                                  53,296        63,194        62,928        78,274        70,605        92,782

OTHER INCOME (EXPENSE):

    Interest expense                             (10,495)      (11,043)      (10,288)      (10,591)      (10,700)      (11,218)
    Other, net                                     1,492         5,051         2,218         1,939         1,738         2,802
                                               ---------     ---------     ---------     ---------     ---------     ---------

INCOME BEFORE INCOME TAXES                        44,293        57,202        54,858        69,622        61,643        84,366

INCOME TAX PROVISION                              (4,872)       (5,720)       (5,705)      (12,184)      (10,213)      (20,880)
                                               ---------     ---------     ---------     ---------     ---------     ---------

NET INCOME                                     $  39,421     $  51,482     $  49,153     $  57,438     $  51,430     $  63,486
                                               =========     =========     =========     =========     =========     =========


EARNINGS PER SHARE-DILUTED                     $    0.30     $    0.39     $    0.37     $    0.43     $    0.39     $    0.48
                                               =========     =========     =========     =========     =========     =========

WEIGHTED AVERAGE SHARES OUTSTANDING-DILUTED      132,978       133,029       133,357       134,132       133,291       132,882
                                               =========     =========     =========     =========     =========     =========

                                NOBLE CORPORATION

                    QUARTERLY CONSOLIDATED BALANCE SHEET DATA
           QUARTER ENDED MARCH 31, 2003 AND CERTAIN PRECEDING QUARTERS

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                                             AS OF
                                        --------------------------------------------------------------------------------
                                          3/31/03      12/31/02       9/30/02       6/30/02      3/31/02       12/31/01
                                        ----------    ----------    ----------    ----------    ----------    ----------
Cash and marketable securities (1)      $  214,231    $  267,307    $  253,054    $  254,917    $  227,584    $  281,391

Total current assets                       426,833       465,643       455,112       490,792       462,044       494,049

Property and equipment (net)             2,513,257     2,471,043     2,305,039     2,274,737     2,227,723     2,149,217

Total assets                             3,066,804     3,065,714     2,882,333     2,881,933     2,797,816     2,750,740

Total current liabilities                  253,240       280,660       207,522       220,447       196,241       207,549

Current maturities of long-term debt        76,008        80,577        62,719        61,714        58,545        55,430

Total debt                                 654,589       670,139       560,440       580,494       593,127       605,561

Total liabilities                        1,039,043     1,076,504       934,408       963,312       952,300       972,421

Shareholders' equity                     2,027,761     1,989,210     1,947,925     1,918,621     1,845,516     1,778,319

---------

(1) Includes amounts classified as restricted cash of $8.3 million at March 31, 2003, $8.7 million at December 31, 2002 and September 30, 2002, $7.2 million at June 30, 2002 and March 31, 2002 and $9.4 million at December 31, 2001. Also includes amounts classified as investment in marketable securities of $71.7 million, $66.1 million, $56.8 million, $50.0 million, $39.8 million and $35.3 million at March 31, 2003, December 31, 2002, September 30, 2002, June 30, 2002, March 31, 2002 and December 31, 2001,
     respectively.

                                NOBLE CORPORATION

                   CONSOLIDATED FINANCIAL AND OPERATIONAL DATA

           (IN THOUSANDS, EXCEPT UTILIZATION AMOUNTS, OPERATING DAYS,
                     AVERAGE DAYRATES AND MARKETABLE RIGS)

                                                                UNAUDITED
                                        ------------------------------------------------------
                                             1ST QUARTER 2003            1ST QUARTER 2002                    2002
                                        -------------------------    -------------------------    -------------------------
                                        Domestic    International    Domestic    International    Domestic    International
                                        --------    -------------    --------    -------------    --------    -------------
REVENUES
--------

OFFSHORE
        Drilling                        $ 56,461      $159,907       $ 72,800       $148,005      $290,130       $620,289
        Labor                                 --         6,696             --          7,924            --         26,416

ENGINEERING, CONSULTING AND OTHER          2,060         2,100          2,921          2,773        12,141         11,197

DIRECT EXPENSES
---------------

OFFSHORE

        Drilling                        $ 31,357      $ 92,490       $ 37,707       $ 76,425      $162,799       $325,830
        Labor                                 --         5,723             --          6,327            --         20,951

ENGINEERING, CONSULTING AND OTHER          3,064         1,826          3,125          1,779        16,717          9,907


STATISTICS
----------

OFFSHORE DRILLING

        Utilization                           76%           90%            74%            93%           84%            95%
        Operating Days                       833         2,833          1,168          2,356         4,934         10,052
        Average Dayrate                 $ 67,780      $ 56,444       $ 62,329       $ 62,820      $ 58,802       $ 61,708
        Marketable Rigs - period end          12            37             17             29            13             35


Note: This schedule excludes reimbursables. This schedule segregates certain lines from our Consolidated Statements of Income into their domestic and international components and is not intended to be a representation of operating results from our separate reportable segments.